EXHIBIT 10.1

CORPORATE ADVISORY AGREEMENT

This Corporate Advisory Agreement (this “Agreement”) is entered into this 4th day of February 2008 by and between M1 Capital Group, Ltd (“M1” or the “Consultant”) and SEQUIAM (“SEQUIAM” or the “Company’).

I.           ENGAGEMENT.  SEQUIAM hereby engages and retains M1 as a Corporate Advisor to perform the Services (as that term is hereinafter defined) and M1 hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II.           INDEPENDENT CONTRACTOR.  M1 shall be, and in all respects shall be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.  M1 shall be solely responsible for making all payments to and on behalf of its employees and subcontractors, including those required by law, and SEQUIAM shall in no event be liable for any debts or other liabilities of M1.  M1 shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of SEQUIAM, and M1 shall have no power to enter into any agreement on behalf of, or otherwise bind SEQUIAM.  Subject to the following sentence, M1 shall not have or be deemed to have, fiduciary obligations or duties to SEQUIAM and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses, and other pursuits as M1 in its sole, absolute and unfettered discretion, may elect.  Notwithstanding the above, no activity, employment, venture, business or other pursuit of M1 during the term of this Agreement shall conflict with M1’s obligations under this Agreement or be adverse to SEQUIAM’s interests during the term of this Agreement.

III.           SERVICES.

1.           Services.  M1 agrees to provide Corporate Advisory services to SEQUIAM, which shall include, but not be limited to, the following services (hereafter collectively referred to as the “Services”):

Advise and assist SEQUIAM in identifying one or more individuals, firms or entities (the “Candidate(s)”) who may have an interest in providing debt or investment capital in the form of bridge Financing, private placement Financing, public equity Financing, any other sale of Securities or in pursuing a Business Transaction with SEQUIAM.  As used in this Agreement, the term “Business Transaction” shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product sales and/or marketing agreement, distribution agreement, combination and/or consolidation, involving SEQUIAM and/or any of its affiliates and any other entity.  For the purposes of this Agreement, "Security" shall mean:  (i) any stock or other security or ownership interest of the Company (or entity succeeding or surviving the Company in the case of an M&A Transaction) of the class, series and with the same terms as is issued in connection with a Financing or M&A Transaction (as defined below), as the case may be, or (ii) if no such stock, security or ownership interest is issued in connection with a Financing or M&A Transaction, the existing common stock or unit of ownership interest of the Company (or entity succeeding or surviving the Company in the case of an M&A Transaction).
Advise SEQUIAM on obtaining introductions to merchant bankers, investment bankers, or potential institutional investors and other institutions or entities that may have an interest in participating in a Business Transaction with SEQUIAM.
Assist SEQUIAM in preparing presentations to potential institutional investors, merchant bankers, investment bankers, or other entities that may have an interest in participating in a Business Transaction with SEQUIAM.  Such assistance shall include assisting SEQUIAM in assembling all internal financial and operational information that a third party would expect to review in connection with its due diligence review of SEQUIAM, preparing an analysis of SEQUIAM’s industry; preparing an executive summary of SEQUIAM’s business plan and financial forecasts.  It is understood that SEQUIAM shall be the author of all such materials, but that M1 will assist management of SEQUIAM in preparing this information.
Assist SEQUIAM in the selection and retention of one or more investor relations firms which may be retained by SEQUIAM to provide information concerning SEQUIAM to a variety of third parties through various media.
Assist the Company in its corporate strategies and operations.
Assist the Company in the implementation of its business plan and capital market strategies.

M1 shall not perform any services that would require it to hold a securities broker-dealer license or to register in any capacity with the U.S. Securities and Exchange Commission, the California Department of Corporations, or any other regulatory agency or SRO.

2.           Best Efforts.   M1 shall devote such time and effort, as both parties deems commercially reasonable and adequate under the circumstances, to the affairs of SEQUIAM, to render the Services contemplated by this Agreement.  M1 is not responsible for the performance of any Services that may be rendered hereunder without SEQUIAM providing the necessary information in writing prior thereto, nor shall M1 provide any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a certified public accountant.  M1 cannot guarantee results on behalf of SEQUIAM, but shall pursue all reasonable avenues available through its network of contacts.  At such time as an interest is expressed by a third party, M1 shall notify SEQUIAM and advise it as to the source of such interest and any terms and conditions of such interest.  The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by SEQUIAM in its sole discretion.  It is understood that a portion of the compensation paid hereunder is being paid by SEQUIAM to have M1 remain available to advise it on transactions on an as-needed basis.

3.           Availability of M1.  In conjunction with the Services, M1 agrees to:

Make itself available to the officers of SEQUIAM at a mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising SEQUIAM in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (“Documentation”) as shall be necessary, in the opinion of M1, to properly present SEQUIAM to other entities and individuals that could be of benefit to SEQUIAM.
Make it self available for telephone conferences with the principal operating officer(s) of SEQUIAM during normal business hours.

4.           Authority to Engage Other Service Providers.  M1 shall have the authority to engage other third parties to assist it in providing services to SEQUIAM, and to pay compensation to such third parties, including but not limited to portions of its compensation to be received under this Agreement.  SEQUIAM shall not be responsible for the fees or other charges of such third parties unless and to the extent that SEQUIAM otherwise agrees with M1 or such third party.

IV.           EXPENSES.

1.           General Expenses.  It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include, but shall not be limited to, accounting, long distance communication, and the printing and mailing of materials between the parties hereto; provided, however, that this shall not include expenses incurred by M1 in connection with the reproduction, printing or special delivery of Business Plans, Corporate Profiles, or other similar documents required by third parties.

2.           Travel Expenses.  Any travel expenses incurred by M1 in the rendering of its Services hereunder shall be reimbursed by SEQUIAM on a monthly basis.  This shall only apply to travel that is requested by or approved in advance by SEQUIAM.

V.           COMPENSATION.  In consideration for the Services rendered pursuant to this Agreement, SEQUIAM agrees that M1 shall be entitled to the following compensation:

1.           Equity Compensation.  M1 (or its designee) shall receive minimum equity compensation in the amount of two and half percent (2.5%) of the COMPANY’s fully diluted and outstanding shares post next financing for providing its Services. M1 will receive the shares directly from the COMPANY at a price equal to par value upon the closing of the next equity financing.

3.  Warrant Compensation.  2.5% warrant coverage at a price equal to par value upon the closing of the next equity financing.  Should the Company not consummate a financing, then M1 (or its designee) shall receive no equity or warrant compensation.

VII.           REPRESENTATIONS, WARRANTIES AND COVENANTS.

1.           Disclosure of Information.  SEQUIAM covenants that it will provide M1 with complete, accurate and truthful information and with all material facts that will enable M1 to assist SEQUIAM in the preparation of due diligence materials and reports that accurately describe SEQUIAM, its financial condition and business operations, and do not contain any misleading information or omissions to state information that would make such materials or reports misleading.  M1 covenants that it will disclose information concerning SEQUIAM only as required to perform its services hereunder or as approved by SEQUIAM.

2.           Cooperation and Delivery of Corporate Information.  SEQUIAM will cooperate with M1, and will promptly provide M1 with all pertinent materials and requested information in order for M1 to perform its Services pursuant to this Agreement.

3.           Timely Information and Updates.  SEQUIAM shall use its commercially reasonable efforts to keep M1 up to date and apprised of all business, market and legal developments related to SEQUIAM and its operations and management, including the following:

copies of all amendments, revisions and changes to its business and marketing plans, banking agreements, debt facilities or equity financings, bylaws, articles of incorporation, private placement memorandums, key contracts, employment and consulting agreements and other operational agreements;
copies of all communications, forms, reports and registration statements filed with any state or federal securities administrator, including without limitation, the Securities and Exchange Commission (the “SEC”), and the National Association of Securities Dealers, Inc. (“NASD”);
monthly, quarterly and annual financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by SEQUIAM in the normal course of its business and requested by M1 or investors introduced by M1, from time to time.

4.           Corporate Authority.  Both SEQUIAM and M1 have full legal authority to enter into this Agreement and to perform their respective obligations as provided for in this Agreement.  The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

5.           M1 Ability.  M1 represents and warrants to SEQUIAM that (a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, (b) all Services will be performed in a professional manner, and (c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of SEQUIAM which such persons may have access to over the term of this Agreement.

6.           Non-solicitation.  Pursuant to this Agreement, it is contemplated that M1 shall supply to the Company and its officers and directors certain information concerning investors, debt providers, interested parties, and service providers.  Neither the Company, nor any of its majority owned or controlled entities, or any of their officers and directors, or any affiliates, associates, employees, consultants, or other related parties, shall, without the prior written consent of M1, contact any of such parties and other entities introduced directly or indirectly by M1 to SEQUIAM for the purpose of an investment or benefit to the Company or an investment in any other entity or enterprise controlled by or affiliated with the Company or its directors, officers or employees.   SEQUIAM, its controlled entities, officers, directors, affiliates, employees or other related parties shall not, either directly or indirectly, whether with or through any person, firm, partnership, corporation or other entity or venture now existing or hereafter created, solicit or employ, or attempt to solicit or employ, any person who is or has been within the preceding twelve (12) months an officer, director, partner, manager, agent, employee, subcontractor or consultant of M1.

IX.           TERM AND TERMINATION.

1.           From the date this Agreement is fully executed, the “Term” of this Agreement shall be twelve (12) months as long at M1 and TerraNova have successfully completed a $5 million dollar minimum capital raise for SEQUIAM by March 31, 2008. The term ends on 3/31/08 if the raise is not completed unless the Company chooses to extend the term. With a successful $5 million dollar raise,after the first 12 months, the term may be extended for a period of twelve months, by mutual written consent of the parties, the termination or expiration of this Agreement shall not in any way limit, modify, or otherwise affect the rights of M1 to: (i) receive its entire compensation pursuant to the terms of this Agreement in connection with a Financing (debt or equity) or M&A Transaction involving the Company during the Term of this Agreement or subsequent to the termination or expiration of this Agreement as provided below, (ii) receive retainers due and reimbursement of expenses incurred by M1 up to the date of termination or expiration of this Agreement pursuant to the terms of Section V hereof, and (iii) be protected by the indemnification rights, waivers and other provisions of this Agreement.  The Company hereby covenants and agrees that it shall not enter into any M&A Transaction unless the entity succeeding or surviving such M&A Transaction agrees in writing to be bound by all terms and conditions of this Agreement applicable to the Company, including, without limitation, the payment of all fees and expenses as provided herein.

2.           In the event of early termination for any reason other than a breach of this Agreement by M1, SEQUIAM shall pay any compensation earned under the terms of this Agreement which has not yet been paid by SEQUIAM to M1, including payment for all merger and acquisition activity as forth in Article VI, and reimburse M1 for all reasonable expenses incurred by M1 until the date of termination.

X.           CONFIDENTIAL DATA.
1.           M1 shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of SEQUIAM, obtained by M1 as a result of its engagement hereunder, except to the extent necessary for M1 to perform its services or as otherwise authorized in writing by SEQUIAM.  M1 represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of SEQUIAM, including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of SEQUIAM.

2.           SEQUIAM shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of M1, obtained as a result of its engagement hereunder, unless authorized, in writing by M1.

3.           M1 shall not be required in the performance of its duties to divulge to SEQUIAM, or any officer, director, agent or employee of SEQUIAM, any secret or confidential information, knowledge, or data concerning any other person, firm or entity, which M1 may have or be able to obtain other than as a result of the relationship established by this Agreement.  M1 shall notify SEQUIAM of any arrangement(s) that is or could be considered competitive.

4.           SEQUIAM agrees that all work product and materials generated by M1 are based on methodologies, processes and systems which are proprietary to M1 and constitute trade secrets of M1.  As a result, SEQUIAM shall not use and return all M1 work product and other M1 materials to M1 upon termination of this Agreement.

5.           The Company acknowledges that all advice (written or oral) given by M1 to the Company in connection with M1 's engagement hereunder is intended solely for the benefit and use of the Company and its Board of Directors in considering a Financing or M&A Transaction to which the advice relates, and the Company agrees that no person or entity, including without limitation, the Company after the termination of this Agreement, shall be entitled to make use of or rely upon the advice of M1, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to M1, or use M1 's name in any annual reports or any other reports or releases of the Company without M1 's prior written consent and unless M1 remains engaged as a consultant by the Company.

XI.           OTHER MATERIAL TERMS AND CONDITIONS.

1.           Indemnity.

Indemnification by SEQUIAM.  SEQUIAM agrees to indemnify and hold harmless M1, its affiliates and their respective officers, directors, managers, partners, shareholders and agents, from any claims, lawsuits or litigation arising from disputes between SEQUIAM and any third parties other than those arising from the gross negligence or willful misconduct of M1.
Indemnification by M1.  M1 agrees to indemnify and hold harmless SEQUIAM from any claims, lawsuits or litigation arising from disputes between M1 and any third parties other than those arising from the gross negligence or willful misconduct of SEQUIAM.

2.           Arbitration.   The Parties hereto agree and acknowledge that this agreement is subject to the provisions of the Federal Arbitration Act.   Except to the extent described in the last sentence of this paragraph, any controversy or claim arising out of or relating to this engagement agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any arbitration proceedings will be conducted in Los Angeles or Orange County, California.  The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this engagement agreement.  Notwithstanding the foregoing, nothing contained in this engagement agreement shall be construed to restrict in any way the right of any party hereto to seek injunctive or similar equitable relief in any court of competent jurisdiction with respect to any threatened breach of the provisions of this agreement or any of the respective parties’ obligations hereunder.
3.           Attorneys Fees. In the event any of the parties hereto are required to commence any action or proceeding in order to enforce the obligations of the other parties hereto, then the prevailing party shall be entitled to reasonable attorney fees and costs incurred in any such action.

4.           Provisions.  Neither termination nor completion of the assignment shall affect the provisions of this Agreement, which shall remain operative and in full force and effect.

5.           Additional Instruments.  Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

6.           Entire Agreement.  Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected.  There are no representations, warranties or covenants other than those set forth herein.

7.           Laws of the State of California.  This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the country or place of domicile or residence of either party.

8.           Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that M1 may not assign any or all of M1’s rights or duties hereunder without the prior written consent SEQUIAM, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, M1 may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.  SEQUIAM agrees that it shall require, as a condition of closing any Business Transaction in which SEQUIAM is not the surviving entity but the shareholders of SEQUIAM receive a majority of the voting interests of the surviving entity, that the surviving entity agree to assume the obligations of SEQUIAM under this Agreement.

9.           Originals.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.  Facsimile copies with signatures shall be given the same legal effect as an original.

10.           Notices.  Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.  Notices provided under this Agreement shall be provided in writing and delivered by hand, by facsimile transmission or by overnight courier.  Notices shall be deemed received upon personal receipt if personally delivered, upon completion of facsimile transmission with electronic evidence of receipt, or upon delivery with evidence of delivery.  Notices shall be delivered to the information set forth below the signatures of each party hereto, or to such other address, as a party shall have provided in writing to the other party.

11.           Modification and Waiver.  A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

M1 Capital Group, Ltd.                                                                           SEQUIAM

__________________________                                                     ____________________________
By: Michael Campbell                                                                           By:
Its: Managing Director                                                                          Its: